Exhibit 10(n)

AMENDED AND RESTATED

DIRECTOR SUPPLEMENTAL RETIREMENT AGREEMENT

THIS AGREEMENT, made and entered into this      day of         , 2008, by and between Peoples Bank, a bank organized and existing under the laws of the State of North Carolina (hereinafter referred to as the “Bank”), and          member of the Board of Directors of the Bank (hereinafter referred to as the “Director”).

W I T N E S S E T H:

WHEREAS, the Bank and the Director entered a Director Supplemental Retirement Plan Director Agreement dated the 1st day of January, 2002 between Peoples Bank and James S. Abernethy that provides for the payment of certain benefits;

WHEREAS, the Bank and the Director thereafter entered into a Director Fee Continuation Agreement dated December 31, 2003 (the “2003 Agreement”), which replaced and superseded the Director Supplemental Retirement Plan Director Agreement dated January 1, 2002 and the benefits provided thereunder;

WHEREAS, it is the consensus of the Board of Directors (hereinafter referred to as the “Board”) that the Director’s services to the Bank in the past have been of exceptional merit and have constituted an invaluable contribution to the general welfare of the Bank and in bringing it to its present status of operating efficiency, and its present position in its field of activity;

WHEREAS, the Director’s experience, knowledge of the affairs of the Bank, reputation, and contacts in the industry are so valuable that assurance of the Director’s continued services is essential for the future growth and profits of the Bank and it is in the best interests of the Bank to arrange terms of continued service for the Director so as to reasonably assure the Director’s remaining in the Bank’s service during the Director’s lifetime or until the age of retirement;

WHEREAS, it is the desire of the Bank that the Director’s services be retained as herein provided;

WHEREAS, the Director is willing to continue to serve the Bank provided the Bank agrees to pay the Director or the Director’s beneficiary(ies), certain benefits in accordance with the terms and conditions hereinafter set forth; and

WHEREAS, the Bank and the Director desire to amend and restate the 2003 Agreement in order to bring it into compliance with Section 409A of the Internal Revenue Code, as amended, including regulations and guidance issued thereunder (“Section 409A”).

ACCORDINGLY, it is the desire of the Bank and the Director to enter into this Agreement under which the Bank will agree to make certain payments to the Director at retirement or the Director’s beneficiary(ies) in the event of the Director’s death pursuant to this Agreement;

FURTHERMORE, it is the intent of the parties hereto that this Agreement be considered an unfunded arrangement maintained primarily to provide supplemental retirement benefits for the Director, and to be considered a non-qualified benefit plan for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Director is fully advised of the Bank’s financial status and has had substantial input in the design and operation of this benefit plan.

NOW, THEREFORE, in consideration of services performed in the past and to be performed in the future as well as of the mutual promises and covenants herein contained it is agreed as follows:

I. SERVICE

The Director will continue to serve the Bank in such capacity and with such duties and responsibilities as may be assigned, and with such compensation as may be determined from time to time by the Board of Directors of the Bank.

II. FRINGE BENEFITS

The fee continuation benefits provided by this Agreement are granted by the Bank as a fringe benefit to the Director and are not part of any fee reduction plan or an arrangement deferring a bonus or a fee increase. The Director has no option to take any current payment or bonus in lieu of these fee continuation benefits except as set forth hereinafter.

III. RETIREMENT DATE AND NORMAL RETIREMENT AGE

A.	Retirement Date:

If the Director continuously serves the Bank, the Director shall retire from active service with the Bank on the December 31st nearest the Director’s seventieth (70th) birthday.

B.	Normal Retirement Age

Normal Retirement Age shall mean the date on which the Director attains age seventy (70).

IV. RETIREMENT BENEFIT AND POST-RETIREMENT DEATH BENEFIT

Upon said retirement, the Bank, commencing with the first (1st) day of the month following the date of such retirement, shall pay the Director an annual benefit amount equal to Twelve Thousand and 00/100 Dollars ($12,000.00). Said benefit shall be paid in equal monthly installments (1/12th of the annual benefit) for a period of one hundred eighty (180) months; provided, that if less than one hundred eighty (180) of such monthly payments have been made prior to the death of the Director, the Bank shall make the total amount of said payments due in a lump sum reduced to present value as set forth in Subparagraph XI(K) to such individual or individuals as the Director may have designated in writing and filed with the Bank. Said payment shall be made on the first day of the second month following the death of the Director. In the absence of any effective beneficiary designation, any such amount becoming due and payable upon the death of the Director shall be payable to the duly qualified executor or administrator of the Director’s estate. Said payment shall be made on the first day of the second month following the death of the Director.

V. DEATH BENEFIT PRIOR TO RETIREMENT

In the event the Director should die while actively serving the Bank at any time after the date of this Agreement but prior to the Director attaining the age of seventy (70) years, the Bank will pay the balance of the Pre-Retirement Account in a lump sum reduced to present value as set forth in Subparagraph XI(K), to such individual or individuals as the Director may have designated in writing and filed with the Bank. Said payment shall be made on the first day of the second month following the death of the Director. In the absence of any effective beneficiary designation, any such amount becoming due and payable upon the death of the Director shall be payable to the duly qualified executor or administrator of the Director’s estate. Said payment shall be made on the first day of the second month following the death of the Director.

VI. BENEFIT ACCOUNTING

The Bank shall account for this benefit using the regulatory accounting principles of the Bank’s primary federal regulator and the Generally Accepted Accounting Principles. The Bank shall establish an accrued liability retirement account (a bookkeeping entry) for the Executive into which appropriate reserves shall be accrued.

VII. VESTING

Director’s interest in the benefits that are the subject of this Agreement shall be subject to a vesting schedule over the five (5) full years of service with the Bank from the date first elected to the Board of the Bank (to a maximum of 100%).

Years of Service Completed Since First Elected as Director	Total Percentage Vested
1	20%
2	40%
3	60%
4	80%
5	100%

VIII. OTHER TERMINATION OF SERVICE

Subject to Subparagraph VIII(ii) hereinbelow, should the Director suffer a Termination of Service, the Director shall be entitled to receive the vested balance of the accrued liability account paid to the Director in equal monthly installments (1/12th of the annual benefit) for a period of one hundred eighty (180) monthly installments commencing at the Normal Retirement Age [Subparagraph III(B)] accruing interest at the one-year Treasury Bill rate. Said payments will commence thirty (30) days following the Normal Retirement Age. Provided, however, that if the vested balance of the accrued liability account is $10,000 or less, the Director shall be paid the entire vested balance of the accrued liability account in a lump sum payment.

Should the Director die prior to having received the total amount of payments due, the unpaid balance shall be paid in a lump sum to such individual or individuals as the Director may have designated in writing and filed with the Bank. In the absence of any effective beneficiary designation, any such amounts becoming due and payable upon the death of the Director shall be payable to the duly qualified executor or administrator of the Director’s estate. Said payment hereunder shall be made on the first day of the second month following the death of the Director. If, upon death, the Director shall have received the total annual benefit as provided herein, then no further benefit shall be due hereunder.

(i) Termination of Service. Termination of Service shall be defined as voluntary resignation of service by the Director or the Bank’s discharge of the Director without cause [“cause” defined in Subparagraph (VIII)(ii) below], prior to the Normal Retirement Age (described in Subparagraph III(B)).

(ii) Discharge for Cause: In the event the Executive shall be discharged for cause at any time, all benefits provided herein shall be forfeited. The term “cause” includes termination because of the Director’s personal dishonesty, incompetence, willful misconduct, breach of duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses), or final cease and desist order, or any material breach of any provision of this Agreement. Discharge for “cause” shall also include any termination pursuant to a resolution of the Board of Directors approved by a vote of at least eighty-five percent (85%) of directors entitled to vote, finding that termination-of the Director’s Agreement is in the best interests of the Bank or the Holding Company.

IX. CHANGE IN CONTROL

For purposes of this Agreement, the term “Change in Control” shall mean: (i) a Change of Ownership; (ii) a Change in Effective Control; or (iii) a Change of Asset Ownership; in each case, as defined herein and as further defined and interpreted in Section 409A.

(i) For purposes of this Paragraph IX, “Change in Effective Control” shall mean the date either (A) one person (or group) acquires (or has acquired during the proceeding twelve (12) months) ownership of stock of the Bank possessing thirty percent (30%) or more of the total voting power of the Bank’s stock or (B) a majority of the Bank’s board of directors is replaced during any twelve (12) month period by directors whose election is not endorsed by a majority of the members of the Bank’s board of directors prior to such election.

(ii) For purposes of this Paragraph IX, “Change of Asset Ownership” shall mean the date one person (or group) acquires (or has acquired during the preceding twelve (12) months) assets from the Bank that have a total gross fair market value that is equal to or exceeds forty percent (40%) of the total gross fair market value of all the Bank’s assets immediately prior to such acquisition.

(iii) For purposes of this Paragraph IX, “Change of Ownership” shall mean the date one person (or group) acquires ownership of stock of the Bank that, together with stock previously held, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Bank; provided that such person (or group) did not previously own fifty percent (50%) or more of the value or voting power of the stock of the Bank.

For purposes of determining whether the Bank has undergone a Change in Control under this Paragraph IX, the term Bank shall include any corporation that is a majority shareholder of the Bank within the meaning of Section 409A (owning more than fifty percent (50%) of the total fair market value and total voting power of the Bank).

Upon a Change in Control (as defined above), the Director shall become fully vested in and be entitled to receive the benefits promised in Subparagraph IV of this Agreement upon attaining Normal Retirement Age (Subparagraph III[B]), as if the Director had served the Bank until Normal Retirement Age. Payments will commence thirty (30) days following the Executive’s attainment of Normal Retirement Age. The Director will also remain eligible for all promised death benefits in this Agreement. In addition, no sale, merger, consolidation or conversion of the Bank shall take place unless the new or surviving entity expressly acknowledges the obligations under this Agreement and agrees to abide by its terms.

X. RESTRICTIONS ON FUNDING

The Bank shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Agreement. The Directors, their beneficiary(ies), or any successor in interest shall be and remain simply a general creditor of the Bank in the same manner as any other creditor having a general claim for matured and unpaid compensation.

XI. MISCELLANEOUS

A. Alienability and Assignment Prohibition.

Neither the Director, nor the Director’s surviving spouse, nor any other beneficiary(ies) under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Director or the Director’s beneficiary(ies), nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. In the event the Director or any beneficiary attempts assignment, commutation, hypothecation, transfer or disposal of the benefits hereunder, the Bank’s liabilities shall forthwith cease and terminate.

B. Binding Obligation of the Bank and any Successor in Interest.

The Bank shall not merge or consolidate into or with another bank or sell substantially all of its assets to another bank, firm or person until such bank, firm or person expressly agrees, in writing, to assume and discharge the duties and obligations of the Bank under this Agreement. This Agreement shall be binding upon the parties hereto, their successors, beneficiaries, heirs and personal representatives.

C. Amendment or Revocation.

Subject to Paragraph XIV, it is agreed by and between the parties hereto that, during the lifetime of the Director, this Agreement may be amended or revoked at any time or times, in whole or in part, by the mutual written consent of the Director and the Bank. Amendment of this Agreement shall not be adopted if its adoption would be inconsistent with Section 409A. If an amendment to this Agreement is required by any future guidance or regulations issued pursuant to Section 409A, then the parties agree to adopt an amendment to bring the Agreement into compliance with Section 409A. The benefits provided under this Agreement shall not be subject to change, renegotiation, acceleration or deferral beyond the payment time set forth herein (the “Changes”) except to the extent that the Changes comply with Section 409A at the time the parties agree to the Changes.

D. Gender.

Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

E. Effect on Other Bank Benefit Plans.

Nothing contained in this Agreement shall affect the right of the Director to participate in or be covered by any qualified or non-qualified pension, profit-sharing, group, bonus or other supplemental compensation or fringe benefit plan constituting a part of the Bank’s existing or future compensation structure.

F. Headings.

Headings and subheadings in this Agreement are inserted for reference and convenience only and shall not be deemed a part of this Agreement.

G. Applicable Law.

The validity and interpretation of this Agreement shall be governed by the laws of the State of North Carolina without respect to any choice-of-law or conflict-of-laws principles or provisions that would cause another jurisdiction’s laws to apply and except to the extent preempted by federal law.

H. 12 U.S.C. § 1828(k).

Any payments made to the Director pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. § 1828(k) or any regulations promulgated thereunder.

I. Partial Invalidity.

If any term, provision, covenant, or condition of this Agreement is determined by an arbitrator or a court, as the case may be, to be invalid, void, or unenforceable, such determination shall not render any other term, provision, covenant, or condition invalid, void, or unenforceable, and the Agreement shall remain in full force and effect notwithstanding such partial invalidity.

J. Continuation as Director.

Neither this Agreement nor the payments of any benefits hereunder shall be construed as giving to the Director any right to be retained as a member of the Board of Directors of the Bank.

K. Present Value.

All present value calculations under this Agreement shall be based on the following discount rate: The discount rate as used in the FASB 87 calculations for the Agreement.

L. Supersede and Constitute Entire Agreement.

This Agreement shall supersede the 2003 Agreement, which, in turn, superseded the Director Supplemental Retirement Plan Director Agreement dated the 1st day of January, 2002. This Agreement shall, along with any amendments executed thereto, constitute the entire agreement of the parties pertaining to retirement benefits provided hereunder.

M. Interpretation.

It is intended that this Agreement shall conform with Section 409A. Accordingly, in interpreting, construing or applying any provisions of the Agreement, the same shall be construed in such manner as shall meet and comply with Section 409A, and in the event of any inconsistency with Section 409A, the same shall be reformed so as to meet the requirements of Section 409A. The Director acknowledges that the Bank has not made any representation or warranty regarding the treatment of this Agreement or the benefits payable under this Agreement under federal, state or local income tax laws, including Section 409A.

N. Certain Payments Delayed for a Specified Employee.

If the Director is a “specified employee” as defined in Section 409A, then any payment(s) under this Agreement on account of a “separation from service” as defined in Section 409A shall be made and/or shall begin on the first day of the seventh month following the date of the Director’s separation from service to the extent such payments are not exempt from Section 409A, and the six month delay in payment is required by Section 409A.

O. Payments Upon Income Inclusion.

If at any time any amount or payment under the Agreement becomes taxable to the Director for failure to comply with Section 409A, a payment shall be made to the Director within 60 days of the determination by the Internal Revenue Service that the amount or payment is includible in income. The payment under this Paragraph XI(O) shall be equal to the amount required to be included in income as a result of the failure to comply with Section 409A as determined by the Internal Revenue Service.

P. Separation from Service.

Any reference to “retirement,” “retirement from service,” “early retirement,” “termination of service,” or any variations thereof requires that the Director has incurred a “separation from service” as interpreted in accordance with Section 409A. The Director will not be considered to have had a “separation from service” if he is on military leave, sick leave or other bona fide leave of absence if the period of such absence does not exceed six (6) months or, if longer, so long as the Director has a right to reemployment that is provided by statute or contract.

XII. ERISA PROVISION

The “Named Fiduciary and Plan Administrator” of this Agreement shall be Peoples Bank until its resignation or removal by the Board. As Named Fiduciary and Plan Administrator, the Bank shall be responsible for the management, control and administration of the Agreement. The Named Fiduciary may delegate to others certain aspects of the management and operation responsibilities of the Agreement including the employment of advisors and the delegation of ministerial duties to qualified individuals.

As a participant in this Plan, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (“ERISA”). ERISA provides that all Plan participants shall be entitled to:

A.	Receive Information About Your Plan and Benefits.

1.	Examine, without charge, at the Plan Administrator’s office and at other specified locations (such as work sites and union halls) all documents governing the Plan, including insurance contracts and collective bargaining agreements (if any), and a copy of the latest annual report (Form 5500 Series) (if applicable) filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Pension and Welfare Benefit Administration.

2.	Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan, including insurance contracts and collective bargaining agreements, and copies of the latest annual report (Form 5500 Series) (if applicable) and an updated summary plan description (if applicable). The Plan Administrator may make a reasonable charge for the copies.

3.	Receive a summary of the Plan’s annual financial report (if applicable). The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report.

4.	Obtain a statement telling you that you have a right to receive a retirement benefit at the normal retirement age under the Plan (age 65) and what your benefit could be at normal retirement age if you stop working under the Plan now. If you do not have a right to a retirement benefit, the statement will advise you of the number of additional years you must work to receive a retirement benefit. You must request this statement in writing. The law does not require the Plan Administrator to give this statement more than once a year. The Plan must provide the statement free of charge.

B.	Prudent Actions by Plan Fiduciaries.

In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate this Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including your employer, your union or any other person may fire you or otherwise discriminate against you in any way to prevent you from obtaining a retirement benefit or from exercising your rights under ERISA.

C.	Enforce Your Rights.

If your claim for a retirement benefit is denied in whole or in part, you have the right to know why this was done, to obtain documents relating to the decision without charge and to appeal any denial, all within certain time schedules.

Under ERISA, there are steps you can take to enforce the above rights.

For instance, if you request materials from the Plan and do not receive the materials within 30 days, you may file suit in a Federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or Federal court. In addition, if you disagree with the Plan’s decision or lack thereof concerning the qualified status of a domestic relations order or a medical support order, you may file suit in Federal court. If it should happen that Plan fiduciaries misuse the Plan’s money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

D.	Assistance with Your Questions.

If you have any questions about your Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Pension and Welfare Benefits Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Pension and Welfare Benefits Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Pension and Welfare Benefits Administration.

XIII. CLAIMS PROCEDURE

The following Claims Procedure shall control the determination of benefit payments under the Plan.

A. Filing of a Claim for Benefits.

Any insured, beneficiary or other individual (“Claimant”) entitled to benefits under the Plan will file a claim request with the Administrator. The Administrator will, upon request of a Claimant, make available copies of all forms and instructions necessary to file a claim for benefits or advise the Claimant where such forms and instructions may be obtained. A Claimant’s request for Plan benefits will be considered a claim for Plan benefits, and it will be subject to a full and fair review.

B. Denial of Claim.

If a Claimant’s claim is wholly or partially denied, the Administrator will furnish the Claimant with a written or electronic notification of the Plan’s adverse determination. This written or electronic notification must be provided within a reasonable period of time, but not later than 90 days after the receipt of the claim by the Administrator, unless the Administrator determines that special circumstances require an extension of time for processing the claim. If the Administrator determines that an extension of time for processing is required, written notice of the extension will be furnished to the Claimant prior to the termination of the initial 90-day period. In no event will such extension exceed a period of 90 days from the end of such initial period. The extension notice will indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the benefit determination.

In the case of a claim for disability benefits, if disability is determined by a physician chosen by the Administrator (rather than relying upon a determination of disability for Social Security purposes), then instead of the above, the Administrator will provide the Claimant with written or electronic notification of the Plan’s adverse benefit determination within a reasonable period of time, but not later than 45 days after receipt of the claim by the Plan. This period may be extended by the Plan for up to 30 days, provided that the Administrator both determines that such an extension is necessary due to matters beyond the control of the Plan and notifies the Claimant, prior to the expiration of the initial 45-day period, of the circumstances requiring the extension of time and the date by which the Plan expects to render a decision. If, prior to the end of the first 30-day extension period the Administrator determines that, due to matters beyond the control of the Plan, a decision cannot be rendered within that extension period, the period for making the determination may be extended for up to an additional 30 days, provided that the Administrator notifies the Claimant, prior to the expiration of the first 30-day extension period, of the circumstances requiring the extension and the date as of which the Plan expects to render a decision. In the case of any such extension, the notice of extension will specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and the Claimant will be afforded at least 45 days within which to provide the specified information.

C. Content of Notice.

The Administrator’s written or electronic notification of any adverse benefit determination must contain the following information:

(1)	The specific reason or reasons for the adverse determination.

(2)	Reference to the specific Plan provisions on which the denial is based.

(3)	A description of any additional information or material necessary to correct the claim and an explanation of why such material or information is necessary.

(4)	Appropriate information as to the steps to be taken if the Claimant or beneficiary wishes to submit the claim for review.

(5)	In the case of disability benefits where the disability is determined by a physician chosen by the Administrator:

(i)	If an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol, or other similar criterion; or a statement that such rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of the rule, guideline, protocol, or other similar criterion will be provided free of charge upon request.

(ii)	If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant’s medical circumstances, or a statement that such explanation will be provided to the Claimant free of charge upon request.

If the claim has been denied or deemed denied, and the Claimant wants to submit the claim for review, the Claimant must follow the Claims Review Procedure below.

D. Claims Review Procedure.

Upon the denial of a claim for benefits, the Claimant may file a claim for review, in writing, with the Administrator.

(1) THE CLAIMANT MUST FILE THE CLAIM FOR REVIEW NO LATER THAN 60 DAYS AFTER THE CLAIMANT HAS RECEIVED WRITTEN NOTIFICATION OF THE DENIAL OF THE CLAIM FOR BENEFITS.

HOWEVER, IF THE CLAIM IS FOR DISABILITY BENEFITS AND DISABILITY IS DETERMINED BY A PHYSICIAN CHOSEN BY THE ADMINISTRATOR, THEN INSTEAD OF THE ABOVE, THE CLAIMANT MUST FILE THE CLAIM FOR REVIEW NO LATER THAN 180 DAYS FOLLOWING RECEIPT OF NOTIFICATION OF AN ADVERSE BENEFIT DETERMINATION.

(2) The Claimant may submit written comments, documents, records, and other information relating to the claim for benefits.

(3) The Claimant may review all pertinent documents relating to the denial of the claim and submit any issues and comments, in writing, to the Administrator.

(4) The Claimant will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits.

(5) The claim for review must be given a full and fair review. This review will take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

In addition to the Claims Review Procedure above, if the claim is for disability benefits and disability is determined by a physician chosen by the Administrator, then the Claims Review Procedure provides that:

(1) The claim will be reviewed without deference to the initial adverse benefit determination and the review will be conducted by an appropriate named fiduciary of the Plan who is neither the individual who made the adverse benefit determination that is the subject of the appeal, nor the subordinate of such individual.

(2) In deciding an appeal of any adverse benefit determination that is based in whole or in part on medical judgment, the appropriate named fiduciary will consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment.

(3) Any medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the adverse benefit determination will be identified, without regard to whether the advice was relied upon in making the benefit determination.

(4) The health care professional engaged for purposes of a consultation in (2) above will be an individual who is neither an individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal, nor the subordinate of any such individual.

The Administrator will provide the Claimant with written or electronic notice of the Plan’s benefit determination on review. The Administrator must provide the Claimant with notification of this denial within 60 days after the Administrator’s receipt of the written claim for review, unless the Administrator determines that special circumstances require an extension of time for processing the claim. If the Administrator determines that an extension of time for processing is required, written notice of the extension will be furnished to the Claimant prior to the termination of the initial 60-day period. In no event will such extension exceed a period of 60 days from the end of the initial period. The extension notice will indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on review. However, if the claim relates to disability benefits and disability is determined by a physician chosen by the Administrator, then 45 days will apply instead of 60 days in the preceding sentences. In the case of an adverse benefit determination, the notification will set forth:

(a) The specific reason or reasons for the adverse determination.

(b) Reference to the specific Plan provisions on which the benefit determination is based.

(c) A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits.

(d) In the case of disability benefits where disability is determined by a physician chosen by the Administrator:

(i) If an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol, or other similar criterion; or a statement that such rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of the rule, guideline, protocol, or other similar criterion will be provided to you free of charge upon request.

(ii) If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request.

If the Claimant has a claim for benefits that is denied or ignored, in whole or in part, the Claimant may file suit in a state or federal court. However, in order to do so, the Claimant must file the suit no later than one hundred eighty (180) days after the Administrator makes a final determination to deny the claim.

E. For Questions or If Rights Are Violated.

If the Claimant has any questions about the Plan, the Claimant should contact the Administrator. If the Claimant has any questions about this statement, or about the Claimant’s rights under ERISA, or if the Claimant needs assistance in obtaining documents from the Administrator, the Claimant should contact the nearest office of the Pension and Welfare Benefits Administration, U.S. Department of Labor, listed in the telephone directory or the Division of Technical Assistance and Inquiries,

Pension and Welfare Benefits Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W., Washington, D.C. 20210. The Claimant may also obtain certain publications about the Claimant’s rights and responsibilities under ERISA by calling the publications hotline of the Pension and Welfare Benefits Administration.

XIV. TERMINATION OR MODIFICATION OF AGREE NT BY REASON OF CHANGES IN THE LAW, RULES OR REGULATIONS

The Bank is entering into this Agreement upon the assumption that certain existing tax laws, rules and regulations will continue in effect in their current form. If any said assumptions should change and said change has a detrimental effect to the Bank or the Agreement, then the Bank reserves the right to terminate or modify this Agreement accordingly. Upon a Change in Control (Paragraph IX), this paragraph shall become null and void effective immediately upon said Change in Control. Provided, however, that no amendment or termination will be adopted unless it complies with Section 409A.

XV. EFFECTIVE DATE

The Effective Date of this Agreement shall be December 31, 2008.

IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully read this Agreement and executed the original thereof on the first day set forth hereinabove, and that, upon execution, each has received a conforming copy

PEOPLES BANK

	By:	(SEAL)
Name:
Witness:	Title:

[NAME OF DIRECTOR]

Witness:		(SEAL)

BENEFICIARY DESIGNATION FORM FOR THE

AMENDED AND RESTATED DIRECTOR SUPPLEMENTAL RETIREMENT

I. PRIMARY DESIGNATION

                (You may refer to the beneficiary designation information prior to completion.)

A.	Person(s) as a Primary Designation:

(Please indicate the percentage for each beneficiary.)

Name                                                                                                        Relationship                                                                 /            %

Address:

                                                 (Street)                                                                (City)                                (State)                     (Zip)

Name                                                                                                        Relationship                                                                   /            %

Address:

                                                 (Street)                                                                 (City)                                (State)                     (Zip)

Name                                                                                                          Relationship                                                              /            %

Address:

                                                 (Street)                                                                (City)                                (State)                     (Zip)

Name                                                                                                        Relationship                                                                 /            %

Address:

                                                 (Street)                                                                (City)                                (State)                     (Zip)

B.	Estate as a Primary Designation:

My Primary Beneficiary is The Estate of                              as set forth in the last will and testament dated the      day of                  and any codicils thereto.

C.	Trust as a Primary Designation:

Name of the Trust:

Execution Date of the Trust:

Name of the Trustee:

Beneficiary(ies) of the Trust (please indicate the percentage for each beneficiary):

Is this an Irrevocable Life Insurance Trust?              Yes              No

(If yes and this designation is for a Split Dollar agreement, an Assignment of Rights form should be completed.)

II. SECONDARY (CONTINGENT) DESIGNATION

A.	Person(s) as a Secondary (Contingent) Designation:

(Please indicate the percentage for each beneficiary.)

Name                                                                                                        Relationship

Address:

                                                 (Street)                                                               (City)                                 (State)                     (Zip)

Name                                                                                                        Relationship

Address:

                                                 (Street)                                                               (City)                                 (State)                     (Zip)

Name                                                                                                        Relationship                                                                 /            %

Address:

                                                 (Street)                                                               (City)                                 (State)                     (Zip)

Name                                                                                                        Relationship

Address:

                                                 (Street)                                                               (City)                                 (State)                     (Zip)

B.	Estate as a Secondary (Contingent) Designation:

My Secondary Beneficiary is The Estate of                              as set forth in my last will and testament dated the      day                  of and any codicils thereto.

C.	Trust as a Secondary (Contingent) Designation:

Name of the Trust:

Execution Date of the Trust:      /         /

Name of the Trustee:

Beneficiary(ies) of the Trust (please indicate the percentage for each beneficiary):

All sums payable under the Director Salary Continuation Plan Agreement that supercedes and replaces the Director Supplemental Retirement Plan Director Agreement by reason of my death shall be paid to the Primary Beneficiary(ies), if he or she survives me, and if no Primary Beneficiary(ies) shall survive me, then to the Secondary (Contingent) Beneficiary(ies). This beneficiary designation is valid until the participant notifies the bank in writing.

JAMES S. ABERNETHY	DATE